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                                                              Exhibit (h)(5)(ii)

                              AMENDED AND RESTATED

                                 RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

                                      Among

                               EQ ADVISORS TRUST,

                               AXA ADVISORS, LLC,

             THE INVESTMENT PLAN FOR EMPLOYEES, MANAGERS AND AGENTS

                                       and

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

         THIS AGREEMENT, made and entered into as of the 10th day of July, 2002 by and among EQ ADVISORS TRUST, a business trust organized under the laws of the State of Delaware (the "Trust"), AXA ADVISORS, LLC, a Delaware limited liability company (the "Distributor") and the Officers Committee on Benefit Plans, as Plan Fiduciary of the INVESTMENT PLAN FOR EMPLOYEES, MANAGERS AND AGENTS, a New York trust (the "Plan") and THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Equitable").

         WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for the separate accounts ("Separate Accounts") of both affiliated and unaffiliated life insurance companies ("Insurance Companies") in connection with the sale of variable life insurance policies, variable annuity contracts and certificates relating to such policies or contracts ("Variable Contracts") and for tax qualified retirement plans ("Qualified Plans"); and

         WHEREAS, the beneficial interests in the Trust are divided into series of shares, (each a "Portfolio"), each representing the interest in a particular managed portfolio of securities and other assets, and each Portfolio is divided or may be divided into one or more classes of shares, i.e., currently the Class IA shares and the Class IB shares, or such other classes of shares as may be created in the future (the "Classes"); and

         WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act, and shares of its Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Securities and Exchange Commission (the "SEC") has granted the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust and each of its Portfolios and Classes to be sold to and held by Separate Accounts funding Variable Contracts of Insurance Companies and to Qualified Plans; (the "Shared Funding Exemptive Order"); and
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         WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Distributor is also the investment manager to the Trust (the "Manager") and is duly registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, and is registered or exempt from registration under all applicable state securities laws; and

         WHEREAS, the Plan is a duly organized, validly existing trust under the laws of New York State and a qualified retirement plan under the Internal Revenue Code of 1986, as amended (the "Tax Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

         WHEREAS, the Trust and the Distributor desire to make available to the Plan the Class IA shares of the following Portfolios (the "Designated Portfolios") of the Trust for purchase on the terms and conditions hereinafter set forth in Schedule A.

         WHEREAS, the Plan desires to invest in Class IA shares of the Designated Portfolios if directed to do so by any Plan participants and the Distributor is authorized to sell Class IA shares of the Designated Portfolios to the Plan on the terms and conditions hereinafter set forth; and

         WHEREAS, Equitable is the sponsor of the Plan and desires to give Plan participants the opportunity to invest in the Designated Portfolios through the Plan;

         NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Distributor and the Plan hereby agree as follows:


                         ARTICLE I. Sale of Trust Shares

         1.1. The Designated Portfolios made available to the Plan are set forth on Schedule A hereto. The Trust shall make Class IA shares of the Designated Portfolios available for purchase by the Plan at the net asset value per share on those days on which the Trust calculates the net asset value per share of the Designated Portfolios pursuant to rules of the SEC. The Trust will use reasonable efforts to calculate the net asset value per share of Class IA shares of the Designated Portfolios on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell shares of Class IA shares of any Designated Portfolio to the Plan or suspend or terminate the offering of shares of Class IA shares of any Designated Portfolio to the Plan if such action is required by law or by regulatory authorities or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the Trust or its shareholders.

         1.2. The Distributor, as a principal underwriter of the Trust, will sell Class IA shares of the Designated Portfolios to the Plan. Purchase by the Plan of Class IA shares of the Designated Portfolios on behalf of Plan participants will be effected by purchase orders made by the Plan to the Distributor and will be executed by the Distributor on a daily basis at the net asset value of the Class IA Shares next computed after receipt by the Trust or its designee of such purchase order. For purposes of this Section 1.2, Equitable will not be considered the designee of the Trust for receipt of purchase orders, and receipt by Equitable shall not constitute receipt by the Trust for purposes of calculating each Designated Portfolio's net asset value per share for the Class IA shares.

                                      -2-
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         1.3. The Trust, at the request of the Plan, will redeem for cash or in-kind any full or fractional Class IA shares of the Designated Portfolios held from time to time by the Plan. The Trust will execute such requests on a daily basis at the net asset value of the Class IA shares of the Designated Portfolios in question next computed after receipt by the Trust or its designee of a redemption request from the Plan. All redemptions requests will be processed and payment with respect thereto normally will be made within seven (7) days after receipt by the Trust or its designee of a redemption request in good order, unless otherwise permitted under the 1940 Act. For purposes of this Section 1.3, Equitable shall not be considered the designee of the Trust for receipt of requests for redemption, and receipt by Equitable shall not constitute receipt by the Trust or its designee for purposes of calculating the net asset value per share of any Designated Portfolio.

         1.4. All purchases and redemptions of Class IA shares of the Designated Portfolios shall be made in accordance with the provisions of the most recent Trust prospectus for the Class IA shares of the Designated Portfolios (the "Prospectus").

         1.5. The Plan shall pay for Class IA shares of Designated Portfolios purchased by it on the same business day the Plan makes a purchase order for the purchase of such shares in accordance with Section 1.2 hereof. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of its Class IA shares pursuant to the rules of the SEC. Payment shall be in federal funds transmitted by wire.

         1.6. Issuance and transfer of Class IA shares of the Designated Portfolios will be by book entry only. Stock certificates will not be issued to the Plan. Class IA shares purchased by the Plan will be recorded in an appropriate title.

         1.7. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) of any income dividends or capital gain distributions payable on the Class IA shares of the Designated Portfolios. At the election of the Plan, all income dividends and capital gain distributions paid on the Class IA shares of any Designated Portfolio shall be paid in additional Class IA shares of such Designated Portfolio The Trust shall provide notification to the Plan of the number of shares issued as payment of dividends and/or distributions by the end of the next Business Day after the issuance of such dividends and/or distributions. The Trust shall provide advance notice to Plan of each date on which the Trust reasonably expects to make a dividend or distribution payment; normally this notice will be given at least ten (10) days in advance of the ex-dividend date. The Plan may by prior written notice to the Trust received by the Trust at least ten (10) days prior to such payment elect to receive income dividends and capital gain distributions in cash in lieu of Class IA shares.

         1.8. The Trust shall make the net asset value of the Class IA shares of each Designated Portfolio available to the Plan on a daily basis as soon as reasonably practical after the net asset value per share of the Class IA shares is calculated (normally by 6:30 p.m. New York time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time.

         1.9. Schedule A to this Agreement may be amended from time to time, upon the written consent of the parties.


                      ARTICLE II. Warranties and Covenants

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         2.1. The Trust warrants, represents and covenants, as the case may be, that (a) it is a lawfully organized and validly existing business trust under the laws of the State of Delaware, (b) it does and will comply, in all material respects, with requirements applicable to the Trust under the 1940 Act, (c) to the best of its knowledge, Class IA shares sold pursuant to this Agreement shall be: (1) registered under the 1933 Act; (2) duly authorized for issuance; and (3) sold in compliance with and all applicable federal securities laws, and (d) the Trust is and shall remain registered under the 1940 Act. The Trust will amend the registration statement for its shares (the "Registration Statement") under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Class IA shares of the Designated Portfolios. This requirement shall not, however, in any manner limit the Trust's ability to cease offering Class IA shares of any Designated Portfolio, provided such action complies with applicable laws and regulations.

         2.2. The Trust warrants, represents and covenants that: (a) it currently has elected to qualify as a regulated investment company under Subchapter M of the Tax Code; (b) it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); (c) it will notify Equitable and the Plan immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future; and (d) it will seek to minimize any damages and to rectify its failure to so qualify promptly. The Trust acknowledges that any failure to qualify as a regulated investment company will eliminate the ability of the Separate Accounts to avail themselves of the "look through" provisions of
Section 817(h) of the Tax Code and that, as a result, the Variable Contracts will almost certain fail to qualify as life insurance and annuity contracts under Section 817(h) of the Tax Code.

         2.3. The Trust warrants, represents and covenants that it will at all times invest money from the Separate Accounts and the Plan in such a manner as to assure that the Variable Contracts will be treated as variable annuity or variable life insurance contracts under the Tax Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust represents that it will at all times comply with Section 817(h) of the Tax Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Section 2.3 by the Trust, the Trust will take all reasonable steps: (a) to immediately notify all parties of such breach; and (b) to adequately diversify the Trust's assets so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

         2.4. The Distributor warrants, represents and covenants, as the case may be, that (a) it is lawfully organized and validly existing under the laws of the State of Delaware, (b) it does and will comply in all material respects with requirements applicable to the Distributor under 1934 Act and NASDR rules and regulations, (c) it is a member in good standing of the NASD, (d) it is registered as a broker-dealer with the SEC and all necessary states, (e) it will sell and distribute the Trust's shares in accordance with the laws of the State of New York and all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, the 1940 Act, and all applicable rules of the NASD, and (f) the Distributor is and will, in its capacity as the Manager, remain duly registered under all applicable federal and state securities laws and will perform its obligations to the Trust in compliance with any and all applicable federal and state securities laws in all material respects.

         2.5. Equitable, the Trust and the Distributor each warrants, represents and covenants, as the case may be, that all its trustees, directors, officers, employees, investment managers and investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust

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in an amount not less than the minimal coverage required by Rule 17g-(1) of the
1940 Act or such related provisions as may be promulgated from time to time. The aforesaid fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.6. Equitable and the Plan warrant, represent and covenant, as the case may be, to the Trust and the Distributor that (a) the Plan has been since its inception and will continue to be a "qualified pension or retirement plan" within the meaning of Treasury Regulation 1.817-5(f)(iii) and a qualified plan within the meaning of Section 401(a) of the Tax Code (collectively, a "Qualified Plan") and (b) the named fiduciary of the Plan has furnished and will from time to time furnish the Trust with a copy of the Plan's most recently issued IRS determination letter on the Plan's status as a Qualified Plan under Section 401(a). Equitable and the Plan acknowledge and confirm that the present and continuing status of the Plan as a Qualified Plan is critical to the shareholders of the Trusts that are Separate Accounts and that the Trust is expressly relying on the foregoing warranties and covenants of the Plan in agreeing to sell shares to the Plan pursuant hereto. The named fiduciary of the Plan will notify the Trust promptly at any time hereafter upon having a reasonable basis to believe that the Plan has ceased to qualify or may subsequently cease to qualify as a Qualified Plan.


             ARTICLE III. Prospectuses and Proxy Statements; Voting

         3.1. The Trust or its Distributor shall provide the Plan with as many printed copies of the Trust's current Prospectus and Statement of Additional Information and any supplements thereto for the Class IA shares of the Designated Portfolios (the "Trust's SEC Disclosure Materials") as the Plan may reasonably request for Plan participants then invested in Class IA shares of the Designated Portfolios ("Current Participants"). If requested by the Plan in lieu thereof, the Trust or the Distributor shall provide camera-ready film containing the Prospectus and Statement of Additional Information for the Class IA shares and such other assistance as is reasonably necessary in order for the Plan once each year (or more frequently if any of the Prospectus and Statement of Additional Information for the Class IA shares is amended during the year) to distribute the Trust's SEC Disclosure Materials to Current Participants. In addition, with respect to the Trust's SEC Disclosure Materials provided by the Plan to Current Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of preparing, printing, mailing or otherwise distributing the Trust's SEC Disclosure Materials to Current Participants will be borne by the Trust. Furthermore, if in such case the Plan or the Distributor is provided with camera-ready film of the Trust's SEC Disclosure Materials in lieu of printed documents, the Trust shall promptly, upon request, reimburse the Plan or the Distributor, as the case may be, for the printing, mailing and other costs incurred in distributing of those documents to Current Participants. The Plan and the Distributor shall provide the Trust with such information as may be reasonably requested by the Trust to assure that the Trust expenses do not include any costs or expenses with respect to the printing, mailing or other distribution of the Trust's SEC Disclosure Materials to Plan Participants other than Current Participants.

         3.2. Neither Equitable nor the Plan may alter the form of the Trust's SEC Disclosure Materials, Annual and Semi-Annual Reports to shareholders, proxy statements or other Trust documents without the prior approval of the Trust. Equitable or the Plan, as appropriate, will bear all costs associated with such alteration.

         3.3. If required by Form N-1A, the Trust's Prospectus shall state that the Statement of Additional Information for the for the Class IA shares of the Designated Portfolios is available from the Distributor or the Plan (or in the Trust's discretion, the Prospectus shall state that such Statement of Additional Information is available from the Trust).

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         3.4. The Trust, at its expense, shall provide the Plan with copies of its proxy statements, Annual and Semi-Annual Reports to shareholders, and other communications to shareholders in such quantities as the Plan shall reasonably require for mailing or otherwise distributing such materials to Current Participants and shall assume all expenses associated with mailing or otherwise distributing those materials. In the alternative, the Trust shall reimburse the Plan for its costs in printing, mailing and distributing such materials to Current Participants.

         3.5. If and to the extent required by law or as required as a condition to any exemptive or no-action relief granted by the SEC or the SEC staff to the Trust, the Plan shall:

              (a) solicit voting instructions from Current Participants;

              (b) vote the Trust shares for the Class IA shares of the Designated Portfolios in accordance with instructions received from Current Participants; and

              (c) vote Trust shares for the Class IA shares of the Designated Portfolios for which no instructions have been received in the same proportion as Trust shares for the for the Class IA shares of the Designated Portfolios for which instructions have been received so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Current Participants. The Plan reserves the right to vote Class IA shares of the Designated Portfolios in its own right, to the extent permitted by law. The Plan will be responsible for calculating voting privileges in a manner consistent with any standards adopted by the Board, from time to time, and provided to the Plan.

         3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders and in particular the Trust will comply with
Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, Section 16(b). Further, the Trust will act in accordance with the SEC or SEC staff's written interpretation concerning the requirements of Section 16(a) with respect to periodic elections of Trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

         4.1. The Distributor shall furnish, or shall cause to be furnished, to the Trust or its designee, the form of each piece of sales literature or other promotional material in which the Trust, the Manager or the Distributor are named prior to its first use. No such material shall be used if the Trust or its designee reasonably objects to its use after the Trust's receipt of such material.

         4.2. Neither Equitable nor the Plan will give any information or make any representations or statements on behalf of the Trust or concerning the Trust to other than the information or representations contained in or accurately derived from the Registration Statements, prospectus or Statement of Additional Information for the Trust, as such Registration Statements, prospectus or Statement of Additional Information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designees.

         4.3. The Trust or the Distributor, or their respective designees, shall furnish, or shall cause to be furnished, to Equitable and the Plan or their designees, the form of each piece of sales literature or other

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promotional material in which the Plan is named prior to its use. No such material shall be used if the Plan or its designees reasonably objects to its use after receipt of such material.

         4.4. The Trust will provide to Equitable and the Plan at least one complete copy of each Registration Statement, prospectus, Statement of Additional Information, report, proxy statement, item of sales literature or other promotional material, application for exemptions, request for a no-action letter or amendment to any of the above that relates to the Class IA shares of the Designated Portfolios contemporaneously with the filing of such document with the SEC, the NASD or any other regulatory authority.

         4.5. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (including materials published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic messages or communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and Registration Statements, SEC Disclosure Materials, shareholder reports, and proxy materials. However, it is anticipated that materials provided solely: (a) internally to Equitable's or the Distributors' own employees or counsel; or (b) to certain designated third parties and that are not designed to be provided or communicated in any manner to the general public (e.g., training materials provided to distributors or agents) will not be filed with the SEC, the NASD, or any state securities or insurance regulatory authorities, although such materials will be prepared in accordance with applicable laws.

                          ARTICLE V. Fees and Expenses

         5.1. No fee or other compensation shall be payable by any party to the other under this Agreement.

         5.2. All expenses incident to performance by the Trust under this Agreement, including without limitation expenses of the Trust as described in
Article III hereof, shall be paid by the Trust. Without limiting the foregoing, all Trust shares shall be registered and authorized for issuance at Trust expense prior to their sale in accordance with applicable federal law, and the Trust shall bear all expenses with respect to: registration and qualification of the Trust's shares; preparation and filing of the Trust's Registration Statements, SEC Disclosure Materials, proxy materials and reports; setting in type, printing, mailing or otherwise distributing the SEC Disclosure Materials, proxy materials and Semi-Annual and Annual Reports sent to Current Participants (including the costs of setting in type, printing, mailing or otherwise distributing prospectuses that constitute Annual Reports); the preparation of all statements and notices required by any federal or state law; and all taxes on the issuance or transfer of the Trust's shares.

                         ARTICLE VI. Potential Conflicts

         6.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of different Trust shareholders. A material irreconcilable conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; or (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter

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ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; or (c) an administrative or judicial decision in any relevant proceeding; or (d) the manner in which the investments of any Designated Portfolio are being managed; or (e) a difference in voting instructions given different Trust shareholders; or (f) a decision by a Trust shareholder to disregard the voting instructions of its beneficial owners. The Board shall promptly inform the Plan if it determines that a material irreconcilable conflict exists and the implications thereof.

         6.2. Equitable and the Plan each will report any potential or existing conflicts, of which it is aware, to the Board. Equitable and the Plan will also assist the Board in carrying out its responsibilities under any Shared Funding Exemptive Order, by providing the Board with all information concerning the Plan reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, any obligation by the Plan to inform the Board whenever the voting instructions of Current Participants are disregarded. The responsibilities of Equitable and the Plan under this Section 6.2 will be carried out with a view only to the interests of Current Participants.

         6.3. If it is determined by a majority of the Board, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists, the Plan and other Trust shareholders shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) redeeming its shares from the Trust and reinvesting its assets in another investment medium or submitting the question of whether such withdrawal should be implemented to a vote of all affected beneficial owners or (b) establishing a new registered management investment company. The Plan's responsibilities under this Section 6.3 will be carried out with a view only to the interests of Current Participants.

         6.4. If a material irreconcilable conflict were ever to arise because of a decision by the Plan to disregard the voting instructions of Current Participants with respect to a Designated Portfolio and that decision represents a minority position or would preclude a majority vote, the Plan may be required, at the Trust's election, to redeem the Plan's investment in such Designated Portfolio and terminate this Agreement with respect to such Delegated Portfolio); provided, however, that such redemption and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty shall be imposed as a result of such redemption. Any such redemption and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented.

         6.5. For purposes of this Article 6, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any shareholder including the Plan. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict with respect to a Designated Portfolio, then the Plan will redeem its shares in such Designated Portfolio and terminate this Agreement with respect to such Portfolio within six
(6) months after the Board informs the Plan in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         6.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and

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conditions materially different from those contained in the Shared Funding
Exemptive Order, then: (a) the Trust and/or the Plan, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; (b) Sections 3.4, 3.5, 6.1, 6.2, 6.3, 6.4, and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted; and (c) this Agreement shall be otherwise amended by the Trust, without the need for any consent of the other parties, as required by such change in law.

                          ARTICLE VII. Indemnification

         7.1. Indemnification By the Plan. Except as provided to the contrary in
Section 7.4 or 7.5 hereof, Equitable and the Plan shall jointly and severally indemnify and hold harmless the Trust, each member of the Board, the Distributor, the trustees, directors and officers thereof and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Equitable and the Plan), investigation of claims or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to, arise out of or are based upon:

              (i) the failure (intentional or otherwise) of the Plan at any time to be or to continue to be a Qualified Plan as defined in Section 2.4 hereof;

              (ii) the sale or acquisition of the Class IA shares of the Designated Portfolios and (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact made by Equitable or the Plan or any person under its control or the omission or the alleged omission to state a material fact required to be stated or necessary to make such statements not misleading, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished by the Trust or the Distributor to Equitable or the Plan for use in connection with the sale or distribution of Class IA shares of the Designated Portfolios; or (2) arise out of or as a result of warranties or representations (other than warranties or representations contained in a Registration Statement, any SEC Disclosure Materials or sales literature of the Trust not supplied by the Plan or persons under its control) or wrongful conduct of Equitable or the Plan or any of such, with respect to the sale or distribution of Class IA shares of the Designated Portfolios; or (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any SEC Disclosure Materials or sales literature of the Trust or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading , but only if such a statement or omission was made in reliance upon information furnished to the Trust or the Distributor by Equitable or the Plan or persons under their control; or

              (iii) arise as a result of any failure by the Plan to provide the services or furnish the materials required to be provided or furnished by it under the terms of this Agreement; or

              (iv) arise out of or result from any material breach of any representation and/or warranty made by Equitable or the Plan in this Agreement or arise out of or result from any other material breach of this Agreement by Equitable or the Plan.

         7.2. Indemnification by the Distributor. Except as provided to the contrary in Section 7.4 or 7.5 hereof, the Distributor shall indemnify and hold harmless the Plan, its trustees, the Trust, the Board and their officers and each person, if any, who controls the Plan within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to, arise out of or are based upon

              (i) the sale or acquisition of Class IA shares of the Designated Portfolios by the Plan and (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any SEC Disclosure Materials or sales literature of the Trust or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by the Distributor to the Trust for use in a Registration Statement, any SEC Disclosure Materials or sales literature of the Trust or otherwise for use in connection with the sale or acquisition of Class IA shares of the Delegated Portfolios by the Plan; or (2) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any SEC Disclosure Materials or sales literature of the Trust or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, but only if such statement or omission was made in reliance upon information furnished to the Plan or the Trust by the Distributor; or

              (ii) any failure by the Distributor to provide the services and furnish the materials required to be provided or furnished by the Distributor under the terms of this Agreement; or

              (iii) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

         7.3. Indemnification By the Trust. Except as provided to the contrary in Section 7.4 or 7.5 hereof, the Trust shall indemnify and hold harmless the Plan and each of its trustees and officers, the Distributor, the directors and officers thereof and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust), investigation of claims or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to, arise out of or are based upon:

              (i) any failure by the Trust to provide the services and furnish the materials required to be provided or furnished by it under the terms of this Agreement (including a failure to comply with the diversification and other qualification requirements specified in
         Article VI of this Agreement); or

              (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

         7.4. No party indemnifying another under this Article 7 (an "Indemnitor") shall be liable hereunder with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party arising from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Plan, the Trust or the Distributor, whichever is applicable.

         7.5. No Indemnitor shall not be liable hereunder with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Indemnitor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnitor of any such claim shall not relieve the Indemnitor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Article 7. In case any such action is brought against the Indemnified Parties, the Indemnitor will be entitled to participate, at its own expense, in the defense thereof. The Indemnitor shall also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Indemnitor to such party of the Indemnitor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Indemnitor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         7.6. Each Indemnitor hereunder agrees promptly to notify the other parties hereto of the commencement of any material litigation or proceedings against it or any of its respective officers, directors or trustees in connection with this Agreement, the issuance or sale of the Class IA shares of the Designated Portfolios, the operation of the Plan or the sale or acquisition of any other shares of the Trust.

                          ARTICLE VIII. Applicable Law

         8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         8.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, the Tax Code and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, any Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE IX. Termination

         9.1. This Agreement shall continue in full force and effect until the first to occur of:

         (a) termination by any party, with or without cause, upon six (6) months' advance written notice delivered to the other parties; or

         (b) termination by the Plan upon thirty (30) days' written notice to the Trust and the Distributor with respect to any Designated Portfolio of the Plan's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Plan or are not consistent with the Plan's obligations to Current Participants; or

         (c) termination by the Plan upon thirty (30) days' written notice to the Trust and the Distributor with respect to any Designated Portfolio in the event the Class IA shares thereof are not registered, issued or sold in accordance with applicable federal and/or state law or such law precludes the use of such shares as an underlying investment media of the Plan; or

         (d) termination by either the Trust or the Distributor by written notice to Equitable and the Plan, if the Trust or the Distributor shall determine, in its sole judgment exercised in good faith, that Equitable or the Plan have suffered a material adverse change in their business, operations, financial condition, or prospects since the date of this Agreement or are the subject of material adverse publicity; but no termination shall be effective under this subsection (d) until Equitable and the Plan have been afforded a reasonable opportunity to respond to a statement by the Trust or the Distributor concerning the reason for notice of termination hereunder; or

         (e) termination by either Equitable or the Plan by written notice to the Trust and the Distributor, if either Equitable or the Plan determines, in its sole judgment exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; but no termination shall be effective under this subsection (e) until the Trust or the Distributor have been afforded a reasonable opportunity to respond to a statement by the Plan concerning the reason for notice of termination hereunder; or

         (f) termination by either the Trust or the Distributor by written notice to Equitable and the Plan, if the Trust or the Distributor shall determine, in its sole judgment exercised in good faith, that the Plan has ceased to be or may in the future cease to be a Qualified Plan as defined in Section 2.4 hereof.

         9.2. Notwithstanding any termination of this Agreement, the Trust and the Distributor shall, at the option of the Plan, continue to make available additional shares of the Trust to the Plan pursuant to the terms and conditions of this Agreement, with respect to all Current Participants on the effective date of termination (the "Continuing Participants"). Specifically, without limitation, the Plan shall be permitted to reallocate investments in the Designated Portfolios, redeem Class IA shares of the Designated Portfolios, and/or purchase additional Class IA shares of the Designated Portfolios in accordance with the instructions of Continuing Participants. The parties agree that this Section 9.2 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.

         9.3. The Plan shall not redeem Class IA shares of the Designated Portfolios except: (a) as necessary to implement the directions of Current Participants; (b) as required by federal and/or state laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (c) as permitted pursuant to Section 26(b) of the 1940 Act or otherwise pursuant to an order of the SEC. Upon request, the Plan shall promptly furnish to the Trust and the Distributor the opinion of counsel for the Plan (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption or any redemption pursuant to clause (b) is permitted without first obtaining an order of the SEC pursuant to
Section 26(b) or any other provision of the 1940 Act. Furthermore, as may be in the best interests of the Current Participants, as determined by the Plan, the Plan shall not prevent Plan participants from investing through the Plan in any Designated Portfolio otherwise available under this Agreement without first giving the Trust or the Distributor written notice of its intention to do so.

         9.4. The terms and conditions of the following provisions of this Agreement shall survive termination of this Agreement: Sections 1.3 to 1.10 of
Article I (governing the pricing and redemption of shares); Article II (Warranties and Covenants); Sections 3.1 through 3.4 and 3.6 of Article III (Prospectuses and Proxy Statements, and Voting); Articles IV through IX (Sales Material and Information; Fees and Expenses; Potential Conflicts; Indemnification; and Applicable Law); Article X (Notices); and Sections 11.1, 11.2, and 11.5 through 11.8 of Article XI (Miscellaneous).

                               ARTICLE X. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

         EQ Advisors Trust
         1290 Avenue of the Americas
         New York, New York 10104
         Attention:  Peter D. Noris

If to the Distributor:

         AXA Advisors, LLC
         1290 Avenue of the Americas
         New York, New York 10104
         Attention:  John Lefferts

If to the Plan:

         The Investment Plan for Employees, Managers and Agents
         The Equitable Life Assurance Society of the United States 1290 Avenue of the Americas
         New York, New York 10104
         Attention:  Peter D. Noris

If to Equitable:

         The Equitable Life Assurance Society of the United States 1290 Avenue of the Americas
         New York, New York 10104
         Attention:  Peter D. Noris


                            ARTICLE XI. Miscellaneous

         11.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board (or its members), officers, agents, or shareholders shall assume any personal liability for obligations entered into on behalf of the Trust. All persons asserting claims against the Plan shall look solely to the property of the Plan as neither the trustees thereof nor any of its officers, agents, or participants shall assume any personal liability for obligations entered into on behalf of the Plan.

         11.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the Plan participants and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including without limitation the SEC, the NASD, the Department of Labor, and state securities or insurance regulators).

         11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

         11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, the Department of Labor and state securities or insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         11.7. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, to which the parties hereto are entitled under federal and state laws.

         11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor (but in such event the Distributor shall continue to be liable under Article VIII of this Agreement for any indemnification due to the Plan, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

         11.9. The Plan shall furnish, or shall cause to be furnished, to the Trust upon request copies of the following reports:

         (a) The Plan's annual statements (prepared under statutory accounting principles) and annual reports (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

         (b) any material financial statement, notice, or report of the Plan sends to Plan participants, as soon as practical after the delivery thereof to such Plan participants;

         (c) any financial or other reports or filings of the Plan filed with the Department of Labor, the SEC or any other governmental regulator, as soon as practical after the filing thereof; and

         (d) any other report submitted to the Plan by independent accountants in connection with any annual, interim, or special audit made by them of the books of the Plan, as soon as practical after the receipt thereof; but nothing in this subsection shall require the Plan to disclose any information that is privileged or which, if disclosed, would put the Plan at a competitive disadvantage or is both: (a) confidential; and (b) not material to the Plan's financial condition.

         11.10. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data, and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

         11.11. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

 EQ ADVISORS TRUST                     THE INVESTMENT PLAN FOR EMPLOYEES,
                                       MANAGERS AND AGENTS

 By: /s/Peter D. Noris                 By: Officers Committee on Benefit
    -----------------------------          Plans, as Plan Fiduciary
 Name:      Peter D. Noris
 Title:     President and Trustee


                                         By:  /s/Peter D. Noris
                                             -------------------------------
                                       Name:  Peter D. Noris
                                       Title: Trustee


                                       THE EQUITABLE LIFE ASSURANCE
 AXA ADVISORS, LLC                     SOCIETY OF THE UNITED STATES


 By: /s/John Lefferts                  By: /s/ Peter D. Noris
    -----------------------------         ----------------------------------
 Name:      John Lefferts              Name:      Peter Noris
 Title:     Executive Vice President   Title:     Executive Vice President
                                                    and Chief Investment Officer

                                   SCHEDULE A

                     RETIREMENT PLAN PARTICIPATION AGREEMENT

                        DESIGNATED PORTFOLIOS AND CLASSES

   Portfolios
   ----------

   EQ/Bernstein Diversified Value Portfolio                          Class IA
   (fka: Lazard Large Cap Value Portfolio)

   EQ/MFS Emerging Growth Companies Portfolio                        Class IA

   EQ/FI Small/Mid Cap Value Portfolio                               Class IA
   (fka:  Warburg Pincus Small Company Value Portfolio)

   EQ/Alliance Premier Growth Portfolio                              Class IA

   EQ/Alliance Technology Portfolio                                  Class IA